UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACCENTIA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ACCENTIA BIOPHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 26, 2008

To the Shareholders of Accentia Biopharmaceuticals, Inc.:

You are cordially invited to attend a special meeting of shareholders of Accentia Biopharmaceuticals, Inc. (the “Company”), which will be held at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, on August 26, 2008 at 11:30 a.m., local time, and any adjournments or postponements thereof for the following purpose:

1.	To approve the potential issuance of shares of the Company’s common stock, par value $0.001 per share, exceeding 19.99% of the number of shares outstanding on June 17, 2008, upon the conversion of convertible debentures and the exercise of warrants issued in a private placement financing for the purpose of complying with a Securities Purchase Agreement, dated June 17, 2008, among the Company and the investors in the private placement and the rules governing the NASDAQ Capital Market; and

2.	To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on July 11, 2008, will be entitled to vote at the special meeting. Information relating to the matters to be considered and voted on at the special meeting is set forth in the proxy statement accompanying this notice.

Please read the proxy statement and vote your shares as soon as possible. To ensure your representation at the special meeting, please complete, date, sign, and return the enclosed proxy, even if you plan to attend the special meeting. A proxy and a self-addressed stamped envelope are enclosed. If you attend the special meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

/s/ Francis E. O’Donnell, Jr., M.D.
Francis E. O’Donnell, Jr., M.D.
Chairman of the Board and Chief Executive Officer

July 28, 2008

ACCENTIA BIOPHARMACEUTICALS, INC.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(813) 864-2554

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of the accompanying proxies on behalf of the Board of Directors of Accentia Biopharmaceuticals, Inc. (the “Company”, “our Company”, or “we”) for use at the Company’s Special Meeting of Shareholders (the “Meeting”) to be held on August 26, 2008 at 11:30 a.m., local time, at 324 South Hyde Park Avenue, Suite 350, Tampa, Florida 33606, and any adjournments or postponements of the Meeting.

On or about August 4, 2008, this Proxy Statement and the accompanying proxy forms are first being mailed to shareholders entitled to vote at the Meeting.

ABOUT THE MEETING

Why am I receiving these materials?

At the Meeting, shareholders will act upon matters described in the notice of meeting contained in this Proxy Statement. We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote at the Meeting. You are invited to attend the Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card, or, if your shares are held by a broker, you may vote your shares by telephone or over the Internet, if authorized by your broker.

Who is entitled to vote?

Only holders of the Company’s common stock (the “Common Stock”) outstanding as of the close of business on July 11, 2008 (the “Record Date”) will be entitled to vote at the Meeting. Each shareholder is entitled to one vote for each share of Common Stock he or she held on the Record Date.

Who can attend the Meeting?

All shareholders, or individuals holding their duly appointed proxies, may attend the Meeting. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Meeting and to vote in person. Please note that if you hold your shares in “street name” (in other words, through a broker, bank, or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Meeting.

What constitutes a quorum?

A majority of the 49,930,923 shares of Common Stock outstanding on the Record Date must be represented, in person or by proxy, to provide a quorum at the Meeting. If you vote, your shares will be part of the quorum. Shares represented by a proxy card either marked “ABSTAIN” or returned without voting instructions are counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, in those instances where shares are held by brokers who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes. However, broker non-votes will not be counted as votes for or against any proposal.

What is the effect of not voting?

It will depend on how your share ownership is registered. If you own shares as a registered holder and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares in street name and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your broker may or may not vote your shares in its discretion depending on the proposals before the meeting. With regard to non-routine matters (such as Proposal 1), broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved. Abstentions will not be counted toward the tabulation of votes. Once a share is represented at the Meeting, it will be deemed present for quorum purposes throughout the Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

How do I vote?

Shareholders who own shares registered directly with the Company’s transfer agent on the close of business on July 11, 2008 can appoint a proxy by mailing their signed proxy card in the enclosed envelope or by transmitting voting instructions over the Internet or by telephone. Any such shareholder who wishes to vote via the Internet can do so by accessing www.proxyvote.com with his or her proxy card in hand, and any such shareholder who wishes to vote by telephone should call 1-800-690-6903 with his or her proxy card in hand. Street name holders may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the Proxy Statement. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that the shareholders’ instructions have been properly recorded.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you can change your vote at any time before the proxy is exercised by appointing a new proxy bearing a later date, by providing written notice to the Secretary of the Company that you are revoking your proxy, or by voting in person at the Meeting. Presence at the Meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting. When a shareholder specifies a choice by means of the proxy, then the shares will be voted in accordance with such specifications. A written notice to the Company’s Secretary revoking your proxy must be sent to James A. McNulty, Secretary, Accentia Biopharmaceuticals, Inc., 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606.

What am I voting on?

You are voting on one proposal:

Approval of the potential issuance of shares of the Company’s Common Stock exceeding 19.99% of the Common Stock outstanding on June 17, 2008 pursuant to the terms of the Securities Purchase Agreement relating to the private placement financing in June 2008.

What are the Board’s recommendations?

The Board recommends a vote for the approval of the potential issuance of shares of the Company’s Common Stock exceeding 19.99% of the Common Stock outstanding on June 17, 2008 pursuant to the terms of the Securities Purchase Agreement relating to the private placement financing in June 2008.

If you sign and return your proxy card, unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes. Abstentions will not be counted towards the vote total for each proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give your broker instructions, the shares will be treated as broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What vote is required to approve the proposals?

Provided that a quorum is present at the Meeting, the affirmative vote of a majority of the shares cast upon proposal 1 will be required to approve the potential issuance of shares of the Company’s Common Stock exceeding 19.99% of the Common Stock outstanding on June 17, 2008, pursuant to the terms of the Securities Purchase Agreement relating to the private placement financing in June 2008.

Are there any other items that are to be discussed during the Meeting?

No. The Company is not aware of any other matters that you will be asked to vote on at the Meeting. If other matters are properly brought before the Meeting, the Board or proxy holders will use their discretion on these matters as they may arise.

Who will count the vote?

ADP Investor Communication Services will count the vote and will serve as the inspector of the election at the Meeting.

Who pays to prepare, mail, and solicit the proxies?

Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails. Solicitations may be made by directors, officers, and other employees of the Company, as well as the Company’s investor relations firm, none of whom will receive additional compensation for such solicitations. The cost of soliciting proxies will be borne by the Company. It is anticipated that banks, brokerage houses, and other custodians, nominees, or fiduciaries will be requested to forward solicitation materials to their principals and to obtain authorization for the execution of proxies and that they will be reimbursed by the Company for their out-of-pocket expenses incurred in providing those services. All expenses of solicitation of proxies will be borne by the Company.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker, or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling the Company at (813) 864-2554 or by sending a written request addressed to the Company, Attention: Secretary, 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606.

How can I contact the members of the Board?

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to Accentia Biopharmaceuticals, Inc., Attn: Board of Directors (or the individual director(s)), 324 South Hyde Park Ave., Suite 350, Tampa, Florida 33606. Such communications will be delivered directly to the directors.

PROPOSAL 1 – APPROVAL OF POTENTIAL ISSUANCE OF COMMON STOCK EXCEEDING

19.99% OF THE COMMON STOCK OUTSTANDING ON JUNE 17, 2008 UPON

CONVERSION OF DEBENTURES AND EXERCISE OF WARRANTS

Introduction

In a June 2008 private placement financing transaction by the Company (the “Private Placement”), the Company entered into a Securities Purchase Agreement with certain institutional investors (the “Investors”) under which the Company issued to such Investors 8% Original Discount Secured Convertible Debentures due May 31, 2011 in the aggregate principal amount of $8,906,098 (the “Debentures”) and Common Stock Purchase Warrants to purchase shares of the Company’s Common Stock (the “Warrants”). The Private Placement closed on June 17, 2008.

Description of the Private Placement

The following descriptions summarize the material terms of the Private Placement; however, shareholders are urged to carefully read the forms of the Debentures and Warrants which are attached to the Form 8-K filed by the Company on June 18, 2008.

The Debentures were issued pursuant to a Securities Purchase Agreement, dated June 17, 2008, among our Company and the Investors. The principal purposes of the Private Placement were to strengthen our cash position, support ongoing clinical development programs, and continue our strategy of acquiring late-stage drug candidates. The Private Placement resulted in gross proceeds of $8.1 million before placement agent fees and other expenses associated with the transaction.

The Debentures were issued at an 8% original issue discount with monthly interest commencing one year from closing and bear interest at an annual rate of 8%. After transaction costs, fees and the 8% original issue discount, the net proceeds to the Company are estimated to be $7.5 million which will be used to support development, regulatory and partnering strategies for SinuNase™ and Revimmune™ and support general operations.

The Debentures are convertible into the Company’s common stock at $1.10 per share (the “Conversion Price”) and, provided certain conditions are satisfied, the Company may, at its option, redeem the Debentures for an amount equal to 110% of the then outstanding principal. Commencing six months after closing, the Debentures will be amortized through thirty equal monthly payments. All principal amortization payments and monthly interest payments will be made in cash or the Company may elect to make the payments in shares of its common stock. The Company’s ability to pay interest with shares of Company common stock is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of redemption amount unless the shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements. Any payment in common stock may not exceed 15% of the total dollar traded volume in the applicable stock for the 20 days trading days prior to the amortization payment. Any common stock delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price or the exchange price, as the case may be, in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the amortization payment date.

As a part of the Private Placement, the Company issued Warrants to the purchasers of the Debentures giving them the right to purchase 2,979,495 shares of the Company’s common stock at an exercise price of $1.21 per share. The Warrant exercise prices are subject to adjustment for stock splits, stock dividends, and the like. In connection with the Private Placement, the Company also issued to the placement agent for the transaction warrants to purchase 372,437 shares of Company common stock at an exercise price of $1.21 per share. All of the Warrants (including the warrants granted to the Placement Agent) will expire on June 17, 2014.

As a part of the Private Placement, the Company entered into agreements with Purchasers who are also investors in the Company’s private placements dated September 29, 2006, February 28, 2007, and January 18, 2008 (the “Prior Financings”), whereby the conversion price of any 8% Convertible Debenture and/or Preferred Series A-1 stock was adjusted to $1.25 per share. The exercise price of any warrant issued to any such Purchaser in any Prior Financings was adjusted to $1.50 per share.

At any time beginning on the first anniversary of the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 20 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of cash of 110% of par plus accrued and unpaid interest on the Debentures to be redeemed.

In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the Conversion Price or in the instance of warrants the Exercise Price then in effect, the conversion price of all unconverted Debentures and the Exercise Price of all unexercised Warrants will be decreased to equal such lower price. The above-described adjustments to the Conversion Price and Exchange Price for future stock issuances by the Company will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.

From and after an event of default as defined under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum. Additional penalties and liquidated damages will be due in the event the Company breaches certain provisions of the documents including failure to file and effect a registration statement required.

In connection with the Private Placement, the Company and the purchasers of the Debentures have entered into a Security Agreement under which the obligations pursuant to the Debentures and other transaction documents are secured by a first lien in the Company’s SinuNase and Revimmune products, including intellectual property.

Unless and until shareholder approval of the Private Placement is obtained by the Company, the aggregate number of shares of the Common Stock of the Company issuable upon the conversion of any of the Debentures and upon the exercise of any of the Warrants is limited to 19.99% of the number of shares of Company common stock outstanding on the date of the closing of the Private Placement. The Company has agreed to schedule a Special Meeting of Shareholders to make a proposal for shareholder approval of the Private Placement no later than September 1, 2008.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before July 18, 2008, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants, or the maximum portion of such issuable shares allowable pursuant to SEC Guidance, and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 60 days after filing if there is no SEC review of the registration statement, or 180 days after filing if there is an SEC review). The Company shall not be required to maintain the effectiveness, or file another Registration Statement pursuant to the Registration Rights Agreement with respect to any shares that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis.

Dollar Value of Underlying Securities and Potential Profits on Conversion

The following table sets forth the potential profit to be realized upon conversion of the Debentures based on the conversion price at June 20, 2008 and the closing price of our Common Stock on June 20, 2008 (the date the Debentures were issued). As indicated below, although the original conversion price of the Debentures on June 20, 2008 exceeded the market price of our Common Stock on that date, the original issue discount applicable to certain Debentures resulted in a discount to the closing date market price based on cash invested.

Potential Profit from Conversion of Convertible Debentures

Market price per share at June 20, 2008	$1.07
Conversion Price per share at June 20, 2008	$1.10
Total shares underlying Debentures based on conversion price	8,096,453
Aggregate market value of underlying shares based on market price as of June 20, 2008	$8,663,205
Aggregate conversion price of underlying shares	$8,906,098
Original issue discount to Selling Shareholders	$712,483
Aggregate cash purchase price for Debentures	$8,193,615
Total discount to market price of underlying shares after taking into account original issue discount	$469,590

With respect to the Warrants issued in the Private Placement, the exercise price of the Warrants was $1.21 per share, and therefore the Warrants were granted at a premium (not discount) to the market value of our Common Stock on the date of the closing of the Private Placement.

Net Proceeds from Private Placement of Debentures

The following table sets forth the gross proceeds received from the Private Placement of the Debentures and calculates the net proceeds from the Private Placement of the Debentures after deduction of the anticipated payments pursuant to the Debentures and the other Private Placement documents. The net proceeds do not include the payment of any contingent payments, such as liquidated damages or repayment premiums in the case of default or a change in control. The net proceeds assumes that all interest and principal will be paid in cash notwithstanding that we may pay interest and principal in shares of our common stock under specified circumstances, as described above. The interest amount reflected below assumes that all payments are made when due without any event of default, and the table assumes that none of the Debentures are converted prior to maturity. Based on the foregoing assumptions, the net proceeds represent approximately 85% of the gross proceeds.

Gross Proceeds	$8,193,615
Approximate Aggregate Interest Payments	$550,000
Approximate Transaction Costs (including Placement Agent Fees)	$700,000
Net Proceeds	$6,943,615

Other Information

We currently intend, and we have a reasonable basis to believe that, we will have the financial ability to make all payments on the Debentures when they are due.

We have not received any information from the Investors indicating that any Investor has an existing short position in our Common Stock.

Other than with respect to the Prior Transactions (as described above), we have not had any material relationships or arrangements with any of the Investors, their affiliates, or any person with whom any Investor has a contractual relationship regarding the Private Placement (or any predecessors of those persons).

NASDAQ Shareholder Approval Requirements

The Common Stock is traded on the NASDAQ Capital Market under the symbol “ABPI.” Consequently, the Company is subject to the NASDAQ Marketplace Rules (the “Marketplace Rules”). Although the issuance of the Debentures and Warrants did not require shareholder approval under Florida law, the Company’s articles of incorporation or bylaws, or the Marketplace Rules, the issuance of shares of Common Stock (upon exercise or conversion of the Debentures and Warrants) exceeding 19.99% of the Company’s Common Stock issued and outstanding on June 17, 2008 does require shareholder approval under Marketplace Rule 4350(i)(1)(D).

Marketplace Rule 4350(i)(1)(D) requires NASDAQ -listed issuers to obtain shareholder approval prior to any issuance or potential issuance of securities representing 20% or more of the outstanding common stock or voting power of the issuer (on an as-converted or as-exercised basis) before such issuance for a price less than the greater of the book or market value of the issuer’s common stock. For purposes of Rule 4350(i)(1)(D), the (i) outstanding common stock or voting power of the issuer is determined as of a date the issuer enters into a binding agreement with respect to such issuance or potential issuance and (ii) market value of the issuer’s common stock is deemed to be the closing bid price of the issuer’s common stock immediately prior to entering into such binding agreement.

Marketplace Rule 4350(i)(1)(D) is applicable to the Private Placement because, in the Private Placement, the Company became bound to issue the Debentures and Warrants on the date of closing. The closing bid price per share of the Common Stock immediately prior to the closing was $1.07, which price is greater than the book value of the Common Stock. Although the conversion price of the Debentures and the exercise price of the Warrants are initially above the market value of the Common Stock on the date of issuance, both the conversion price of the Debentures and the exercise price of the Warrants are subject to anti-dilution adjustment provisions, as described above, that could reduce the effective conversion price or exercise price to less than the market value of the underlying Common Stock on the date of issuance. Moreover, the Company could also be deemed to issue its Common Stock at less than market value in violation of Marketplace Rule 4350(i)(1)(D) if the Company issues Common Stock in the future in lieu of cash dividends or in redemption of principal under the Debentures as permitted by the Debentures. Furthermore, the aggregate number of shares of Common Stock currently issuable upon conversion of the Debentures and exercise of the Warrants (without regard to any restrictions on such conversion or exercise), 11,448,386, exceeds 20% of the 47,683,888 shares of Common Stock outstanding on June 20, 2008, the date of the closing. In the Private Placement, the Company could potentially issue shares of Common Stock representing greater than 20% of the Company’s outstanding Common Stock and voting power for a price less than the greater of book or market value of the Common Stock. Accordingly, in order to comply with Marketplace Rule 4350(i)(1)(D), the Company must obtain shareholder approval before issuing shares of Common Stock upon conversion of the Debentures or exercise of the Warrants in excess of 19.99% of the Common Stock issued and outstanding on June 20, 2008.

To comply with Marketplace Rule 4350(i)(1)(D), we agreed in the Securities Purchase Agreement that we would hold a meeting of shareholders on or before September 1, 2008 for the purpose of obtaining shareholder approval authorizing the issuance of shares in excess of 19.99% of the Common Stock issued and outstanding on June 17, 2008. In addition, the Debentures and Warrants provide that if the Company has not obtained shareholder approval authorizing the issuance of shares in excess of 19.99% of the Common Stock issued and outstanding on June 20, 2008, then the Company may not issue an aggregate amount of shares in excess of 19.99% upon conversion or exercise of the Debentures and Warrants.

Effect of Shareholder Approval of Proposal 1

If the shareholders approve Proposal 1, then (i) the Company shall have obtained shareholder approval in satisfaction of Marketplace Rule 4350(i)(1)(D); (ii) the Company’s shareholders shall have authorized the issuance upon conversion of the Debentures and exercise of the Warrants of shares of Common Stock in excess of 19.99% of the shares of Common Stock issued and outstanding as of June 20, 2008; and (iii) the Company will be permitted to issue such shares of Common Stock upon conversion of the Debentures and exercise of the Warrants.

Conversion of the Debentures benefits the Company and its shareholders because, to the extent the outstanding principal amount of the Debentures is converted into shares of Common Stock, the Company is no longer obligated to pay such principal or interest otherwise due thereon, and the Company’s outstanding debt and interest expense will be reduced. Exercise of the Warrants benefits the Company and its shareholders because, upon such exercise, the Company will receive the exercise price per share of Common Stock issued. If the Warrants (including Warrants granted to placement agents) are exercised in full at the initial exercise price, then the exercise proceeds to the Company would be approximately $4.1 million. Even if the shareholders approve Proposal 1, the decision to convert the Debentures or to exercise the Warrants will remain with the holders thereof, and such holders may determine not to convert the Debentures or exercise the Warrants for any reason.

Currently, 11,448,386 shares of Common Stock are issuable upon conversion of the Debentures and exercise of the Warrants (without regard to additional shares which may become issuable due to anti-dilution adjustments), which represents approximately 23% of the shares of Common Stock outstanding as of the Record Date. In addition, the terms of the Debentures regarding the Reset Price and the terms of the Debentures and Warrants regarding our option to make interest and/or redemption payments with shares of our Common Stock may cause an increase in the number of shares issuable upon conversion of the Debentures. Accordingly, assuming such shares of Common Stock are issued, such issuance represents a significant dilution of the voting interests of existing shareholders. The issuance of shares of Common Stock pursuant to the Debentures and the Warrants will also have a dilutive effect on earnings per share and may adversely affect the market price of the Common Stock.

The issuance of shares of Common Stock in connection with the Private Placement could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of the Company by tender offer or other means. The issuance of Common Stock upon conversion of the Debentures or exercise of the Warrants will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the Company, and dilute the interest of a party attempting to obtain control of the Company. Proposal 1 is not part of a plan by the Board to adopt a series of anti-takeover measures. The Board does not have any knowledge of any effort by any person to accumulate the Company’s securities or obtain control of the Company by any means.

Effect of Failure to Obtain Shareholder Approval of Proposal 1

If the shareholders do not approve Proposal 1, then (i) the Debentures may not be converted into, and the Warrants may not be exercised for, shares of Common Stock in excess of 19.99% of the Common Stock issued and outstanding as of June 20, 2008, (ii) the Company will not enjoy the benefit of debt or interest expense reduction associated with the complete conversion of the Debentures, and (iii) the Company will not receive the exercise proceeds associated with the complete exercise of the Warrants. Furthermore, if the shareholders do not approve Proposal 1 at the Meeting, then the Board must continue to seek shareholder approval thereof at the Company’s expense.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote FOR Proposal 1. Proxies solicited by the Board will be voted FOR Proposal 1 unless instructions to the contrary are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the June 30, 2008 with respect to, (i) each of the Company’s directors and director nominees, (ii) each of the Company’s executive officers named in the Summary Compensation Table below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to own beneficially more than 5% of the Common Stock. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire beneficial ownership of within 60 days of June 30, 2008, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to the shares shown as beneficially owned. A total of 47,683,888 shares of the Company’s common stock were issued and outstanding as of June 30, 2008.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent
5% Stockholders
The Hopkins Capital Group, LLC(1)	4,385,992	9.20%
709 The Hamptons Lane
St. Louis, MO 63017
Timothy D. Ryll(2)	4,163,926	8.73%
3608 N. Magnolia, #1N
Chicago, IL 60613
Pharmaceutical Product Development, Inc.(3)	4,270,323	8.96%
3151 South 17th Street
Wilmington, NC 28412

Named Executive Officers and Directors
Francis E. O’Donnell, Jr., M.D.(4)	7,851,136	16.46%
Steven R. Arikian, M.D.(5)	1,078,890	2.26%
Samuel S. Duffey, Esq.(6)	526,100	1.10%
Alan M. Pearce(7)	1,124,393	2.36%
David M. Schubert(8)	36,667	*
Edmund King(9)	23,333	*
William S. Poole(10)	13,333	*
Christopher C. Chapman	0	*
Executive Officers and Directors as Group (8 persons)	10,653,852	22.34%

**	Less than 1.0%
(1)	Voting and investment power over the shares held by The Hopkins Capital Group, LLC (“Hopkins”) is exercised by its manager, Dr. Francis E. O’Donnell, Jr., our Chairman and Chief Executive Officer.
(2)	Includes:
(a)	3,617,660 shares of common stock held by MOAB Investments, LP (“MOAB”) and 428,573 shares of our common stock held by MOAB-II Investments, LP (“MOAB-II” and, together with MOAB, the “MOAB Entities”) and
(b)	117,693 shares of common stock held by Timothy D. Ryll, as the Trustee of three different trusts (the “Timothy Ryll Trusts”). Mr. Timothy Ryll is the sole shareholder and sole director of MOAB Management Company, Inc., which is the sole general partner of each of the MOAB Entities. Mr. Timothy Ryll is the trustee of the Timothy Ryll Trusts. Mr. Timothy Ryll is the son of Dr. Dennis Ryll, one of our former directors. Dr. Dennis Ryll, a limited partner in each of the MOAB Entities, exercises no voting or investment power over any of our shares held by the MOAB Entities or the Timothy Ryll Trusts. Mr. Timothy Ryll exercises voting and investment power over the MOAB Entities and over the Timothy Ryll Trusts.
(3)	Pharmaceutical Product Development International Holdings, Inc., or PPD International, is a wholly owned subsidiary of Pharmaceutical Product Development, Inc. (“PPD”), a publicly held corporation. PPD exercises voting and investment control over PPD International.

(4)	Includes:
(a)	4,385,992 shares of common stock held by Hopkins Capital Groups, LLC, 412,892 shares of common stock and 2,175,000 warrants held by The Hopkins Capital Group II, LLC (“Hopkins II”) and 875,000 shares of common stock held by Hopkins Capital Partners, Inc. and
(b)	2,252 shares of common stock issuable pursuant to options held by Dr. O’Donnell that are currently exercisable or that are exercisable within 60 days of June 30, 2008.

Dr. O’Donnell holds voting and investment power over shares held by each of Hopkins and Hopkins II as its manager.

(5)	Includes 128, 346 shares of common stock issuable pursuant to options that are currently exercisable or that are exercisable within 60 days of June 30, 2008.
(6)	Consists of 526,100 shares of common stock issuable pursuant to options that are currently exercisable or that are exercisable within 60 days of June 30, 2008.
(7)	Includes:
(a)	95,003 shares of common stock held by The Pearce Family Limited Partnership;
(b)	380,622 shares of common stock issuable pursuant to options held by Mr. Pearce that are currently exercisable or that are exercisable within 60 days of June 30, 2008; and
(c)	380,011 shares of common stock held jointly by Mr. Pearce and his wife.
As a general partner of The Pearce Family Limited Partnership, Mr. Pearce exercises voting and investment power over

The Pearce Family Limited Partnership.

(8)	Consists of 36,667 shares of common stock issuable pursuant to options held by Mr. Schubert that are currently exercisable or that are exercisable within 60 days of June 30, 2008.
(9)	Consists of 23,333 shares of common stock issuable pursuant to options held by Mr. King that are currently exercisable or that are exercisable within 60 days of June 30, 2008.
(10)	Consists of 6,666 shares of common stock issuable pursuant to options held by Mr. Poole that are currently exercisable or that are exercisable within 60 days of June 30, 2008.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have included in the Company’s proxy statement and presented at the 2009 annual meeting of shareholders (which is expected to be held on or about February 28, 2009) will be included in the Company’s proxy statement and related proxy card if it is received by the Company no later than September 28, 2008 (120 calendar days prior to the anniversary of the mailing date of the Proxy Statement for the Company’s 2008 Annual Meeting) and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Other deadlines apply to the submission of shareholder proposals for the 2009 annual meeting that are not required to be included in the Company’s proxy statement under Securities and Exchange Commission rules. With respect to these shareholder proposals for the 2009 annual meeting, the Company’s bylaws provide certain requirements for advance notification by shareholders of business to be conducted at annual meetings but not necessarily included in the Company’s proxy statement. In order to be timely, a shareholder notice must be delivered to or mailed and received in writing by the Company’s Secretary at the principal executive offices of the Company not less than 120 days prior to the date of the meeting. These requirements are separate from and in addition to requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

OTHER MATTERS

The Board of Directors does not currently know of any other matters to be presented at the Special Meeting. If any other matters properly come before the Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

/s/ Francis E. O’Donnell, Jr., M.D.
Francis E. O’Donnell, Jr., M.D.
Chairman of the Board and Chief Executive Officer

July 28, 2008

ACCENTIA

BIOPHARMACEUTICALS

324 SOUTH HYDE PARK AVENUE SUITE 350 TAMPA, FL 33606

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Accentia Biopharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Accentia Biopharmaceuticals, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ACCBI1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCENTIA BIOPHARMACEUTICALS, INC.

Vote On Proposal

For Against Abstain

1. Proposal to approve the potential issuance of shares of the Company’s common stock, par value $0.001 per share, exceeding 19.99% of the number of shares outstanding on June 17, 2008, upon the conversion of convertible debentures and the exercise of warrants issued in a private placement financing for the purpose of complying with a Securities Purchase Agreement, dated June 17, 2008, among the Company and the investors in the private placement and the rules governing the NASDAQ Capital Market.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournments thereof. If you wish to vote in accordance with our Board of Directors’ recommendations, just sign below. You need not mark any boxes.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ACCENTIA BIOPHARMACEUTICALS, INC. Special Meeting of Shareholders, August 26, 2008 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Accentia Biopharmaceuticals, Inc. hereby appoints Francis E. O’Donnell, Jr., James A. McNulty, and YiYi Lam, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and vote all shares of Accentia Biopharmaceuticals, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of Accentia Biopharmaceuticals, Inc., and at any adjournments or postponements thereof, to be held on August 26, 2008, at 11:30 a.m. local time, at 324 South Hyde Park Ave., Suite 350, Tampa, Florida, 33606, as indicated on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)